UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

BLACK SEA METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51563	98-0374224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, California, 90266
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (424) 247-9261

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Compensatory Arrangements of Certain Officers.

On November 14, 2011, the board of directors of Black Sea Metals, Inc. (the “Company”) adopted the Black Sea Metals, Inc. 2011 Stock Option Plan (the “Plan”).

Pursuant to the Plan, options to purchase shares of common stock of the Company may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company.  The maximum number of shares with respect to which stock options may be granted under the Plan may not exceed 5,000,000 shares of common stock of the Company.  The Plan is administered by the Company’s board of directors or its compensation committee, if any. The Plan expires upon the earlier of its termination by the board of directors of the Company or the date on which all of the shares of stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted under the Plan have lapsed and no option shall be exercisable more than ten years after the date of grant.

The Plan permits the Company to grant incentive stock options (“Incentive Stock Options”) and non-qualified incentive stock options (“Nonstatutory Stock Options”). Each stock option grant is required to be evidenced by a stock option agreement, which shall be subject to the applicable provisions of the Plan. With respect to the grant of any Incentive Stock Options, the Plan shall be approved by shareholders of the Company within twelve (12) months of the date of adoption of the Plan by the board of directors of the Company. Any Incentive Stock Options granted prior to shareholder ratification of the Plan shall be deemed Nonstatutory Stock Options; provided, however, that if the Plan is not ratified within twelve (12) months of adoption, no Incentive Stock Options shall be granted until ratified by the shareholders of the Company.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Options Granted Under the Plan:

On November 14, 2011, Alastair, S. Neill, the president, chief executive officer, chief financial officer, secretary, treasurer and a director of the Company was granted an option to purchase 1,000,000 shares of common stock of the Company under the Plan at an exercise price of $0.20 per share, which stock option shall vest based on the following schedule: 333,333 shares of common stock of the Company, 12 months after the date of the grant; 333,333 shares of common stock of the Company, 24 months after the date of the grant; and 333,334 shares of common stock of the Company, 36 months after the date of the grant.

On November 14, 2011, James MacPherson, chief environmental officer and a director of the Company was granted an option to purchase 1,000,000 shares of common stock of the Company under the Plan at an exercise price of $0.20 per share, which stock option shall vest based on the following schedule: 333,333 shares of common stock of the Company, 12 months after the date of the grant; 333,333 shares of common stock of the Company, 24 months after the date of the grant; and 333,334 shares of common stock of the Company, 36 months after the date of the grant.

On November 14, 2011, Markus Pekeler, a director of the Company was granted an option to purchase 1,000,000 shares of common stock of the Company under the Plan at an exercise price of $0.20 per share, which stock option shall vest based on the following schedule: 333,333 shares of common stock of the Company, 12 months after the date of the grant; 333,333 shares of common stock of the Company, 24 months after the date of the grant; and 333,334 shares of common stock of the Company, 36 months after the date of the grant.

On November 14, 2011, David Brow, a director of the Company was granted an option to purchase 125,000 shares of common stock of the Company under the Plan at an exercise price of $0.20 per share, which stock option shall vest based on the following schedule: 41,666 shares of common stock of the Company, 12 months after the date of the grant; 41,666 shares of common stock of the Company, 24 months after the date of the grant; and 41,667 shares of common stock of the Company, 36 months after the date of the grant.

On November 14, 2011, John Veltheer, a director of the Company was granted an option to purchase 250,000 shares of common stock of the Company under the Plan at an exercise price of $0.20 per share, which stock option shall vest based on the following schedule: 83,333 shares of common stock of the Company, 12 months after the date of the grant; 83,333 shares of common stock of the Company, 24 months after the date of the grant; and 83,334 shares of common stock of the Company, 36 months after the date of the grant.

Item 9.01.                      Exhibits.

10.1           Black Sea Metals, Inc. 2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK SEA METALS, INC.
November 17, 2011	By: /s/ Alastair Neill Alastair Neill Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Black Sea Metals, Inc. 2011 Stock Option Plan